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                                                                    EXHIBIT 23.5


                     CONSENT OF THOMAS WEISEL PARTNERS, LLC

         We hereby consent to the inclusion of our opinion letter dated November 15, 1999 to the Board of Directors of REZ, Inc. ("REZ") as Appendix H to the Information Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of REZ and Pegasus Systems, Inc. ("Pegasus") and to the references to such opinion in the Information Statement/Prospectus under the captions "Summary - Opinion of Financial Advisors," "Approval of the Merger and Related Transactions - Background of the Merger," "Approval of the Merger and Related Transactions - REZ Board Considerations," and "Approval of the Merger and Related Transactions
- Opinion of REZ's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder (collectively, the "Securities Act") nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act.



                                      THOMAS WEISEL PARTNERS, LLC



                                      By: /s/ DAVID BAYLOR
                                         --------------------------------
                                         David Baylor
                                         General Counsel